SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): February 16, 2007

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                               RGC RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)

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      Virginia                   000-26591                    54-1909697
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(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)


519 Kimball Ave., N.E.        Roanoke, Virginia                  24016
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: 540-777-4427


(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|__| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

|__| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__| Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  On February 16, 2007, RGC Resources, Inc. ("Resources" or "Company") entered into a Purchase and Sale Agreement with ANGD LLC ("ANGD") for the sale of all of the capital stock of Bluefield Gas Company ("Bluefield"), a wholly owned subsidiary of Resources, to ANGD. Bluefield represents approximately 3,800 of Resources 61,400 natural gas customers. The sales price will be equal to the book value of Bluefield's net assets on the date of closing, subject to mutually agreed upon or arbitrated purchase price adjustments determined subsequent to the closing date but no later than 230 days after closing. In connection with the sale, (i) certain real estate will be distributed to the Company (or its designee) prior to Closing,
                  (ii) inter-company receivables or payables existing between Bluefield and the Company (including its other affiliates) will be settled as of Closing, and (iii) the Company will pay off Bluefield's outstanding debt at Closing out of the sales proceeds. Resources anticipates using the remaining proceeds from the sale to provide additional capital investment for its other wholly owned regulated natural gas subsidiary, Roanoke Gas Company ("Roanoke").

                  Also on February 16, 2007 Roanoke entered into an Asset Purchase and Sale Agreement with Appalachian Natural Gas Distribution Company ("Appalachian") for the sale of Roanoke's natural gas distribution assets located in the Town of Bluefield and the County of Tazewell, Virginia, to Appalachian, which is a wholly owned subsidiary of ANGD. Approximately 1,200 of Roanoke's 57,600 customers are represented by these assets. The sales price will be equal to the book value of net plant plus 1% plus the book value of accounts receivable, natural gas inventory, and certain other listed current assets, subject to mutually agreed upon or arbitrated purchase price adjustments determined subsequent to the closing date but no later than 230 days after closing. $1,300,000 of such sale price shall be payable in the form of a promissory note from ANGD with a 5-year term with a 15-year amortization schedule with annual principal payments and quarterly interest payments at a 10% interest rate. Roanoke anticipates using the proceeds from the sale to retire debt.

                  The transactions contemplated by the purchase agreements require the approval of the respective regulatory commissions: the West Virginia Public Service Commission for the sale of Bluefield and the Virginia State Corporation Commission for the sale of Virginia assets. Furthermore, the closing of each of the purchase agreements is conditioned upon such approval of the other transaction. Therefore, the parties intend that either both transactions would close or neither would close.

                  Each of the purchase agreements provides at closing for a services agreement to be executed whereby Resources and Roanoke will provide certain customer billing, gas control, regulatory and other administrative services for Bluefield and Appalachian on mutually agreeable terms.

                  Resources does not anticipate the closing of the purchase agreements to result in a material gain or loss in the consolidated results of operations.

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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RGC RESOURCES, INC.



Date: February 20, 2007            By: s/Howard T. Lyon

                                   Howard T. Lyon
                                   Vice-President, Treasurer and Controller
                                  (Principal Financial Officer)